Press Release                                              Source: Cobalis Corp.
Cobalis Corp. Adds CFO to Management Team
Thursday December 1, 8:00 am ET

THOMAS STANKOVICH, FORMER VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF MP BIOMEDICALS, RIBAPHARM AND ICN / VALEANT PHARMACEUTICALS JOINS COBALIS CORP. AS CHIEF FINANCIAL OFFICER

IRVINE, Calif., Dec. 1 /PRNewswire-FirstCall/ -- Cobalis Corp. (OTC Bulletin
Board: CLSC - News), announced today that the Company has hired Thomas Stankovich as its new Executive Vice President, Chief Financial Officer effective immediately.

Mr. Stankovich has diverse and extensive financial and business experience over the past 20 years in both domestic and international operations with publicly-traded companies in the pharmaceutical and biotechnology industries. He has demonstrated a consistent record of profit performance and adherence to corporate goals and objectives. Mr. Stankovich's strengths include being an effective high-level liaison with Wall Street, investment banking and the international financial community, guiding pharmaceutical manufacturing operations, and directing internal and external financial reporting and corporate governance.

Mr. Stankovich joins the company from MP Biomedicals where he served as Senior Vice President, Chief Financial Officer. He previously served as Senior Vice President and Chief Financial Officer for Ribapharm, Inc. (now part of Valeant Pharmaceuticals International) where he helped complete an initial public offering in April 2002, the second largest IPO in the history of biotechnology. Since 1986, Mr. Stankovich has served in various executive financial management positions for ICN Pharmaceuticals, Inc. (now renamed Valeant Pharmaceuticals International) including Vice President, Chief Financial Officer for ICN International A.G., and Vice President and Controller for ICN Europe.

Mr. Stankovich holds Bachelor of Science degrees in both accounting and finance from California State University, Northridge. In May 2005, Mr. Stankovich received the prestigious, congressionally-recognized Ellis Island Medal of Honor for his work in international financial relations, specifically in Eastern Europe.

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Chas Radovich, Cobalis Corp CEO stated, "We are extremely proud to have a Chief
Financial Officer of Mr. Stankovich's caliber and experience join our senior management team at this unique time in the growth of our Company. As we proceed to commercialize our product portfolio in the US and internationally, Tom, as Chief Financial Officer, will play a critical role in our continued development, and assist us in reaching out to the financial community, building strong banking relationships, and facilitating success with our future pharmaceutical marketing and licensing partners. With Tom's significant Wall Street relationships and experience, our current and future financial requirements will be facilitated greatly."

Mr. Stankovich stated, "There is not a more important time than now for Cobalis to execute a well-managed financial program across all critical operational areas -- financing, commercial licensing and marketing, and regulatory reporting. I look forward to adding this essential element to the Company, and to help Cobalis realize the immense potential of its product portfolio and financial performance, and to increasing shareholder equity both near- and long-term."

ABOUT COBALIS CORP. -- PREHISTIN(TM)

Headquartered in Irvine, California, Cobalis Corp. is an over-the-counter, specialty pharmaceutical company. Its flagship product, PreHistin(TM) is currently in Phase III clinical trials and initial marketing in the U.S. will commence upon final FDA marketing approval. The U.S. anti-allergy medication market was $7.2 billion in 2003 and is expected to exceed $10 billion by 2010. PreHistin(TM), The World's First Pre-Histamine(TM), has shown in previous studies to modulate the body's level of the protein IgE, thereby reducing the overproduction of histamines, the primary cause of airborne allergy symptoms. Prior studies have shown that the active ingredient in PreHistin(TM) appears to have essentially no risks of adverse effects to the general population, including sedation and drowsiness found in many of the allergy products currently available.

For further information please visit the website at http://www.cobalis.com.

SAFE HARBOR

Certain statements contained in this release are considered "forward- looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate," "possibility" and similar expressions identifying their forward-looking character. Investors should not rely on these forward-looking statements as assurances of future events, because such statements are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the Company's expectations. Specifically, factors could include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in the Company's compounds under development in particular; the potential failure of the Company's compounds under development to prove safe and effective for treatment and prevention of disease; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for the Company's compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change the Company's business, structure or projections; the development of competing products; uncertainties related to the Company's business, structure or projections; the development of competing products; uncertainties related to the Company's dependence on third parties and partners; and those risks described in filings with the SEC.



Source: Cobalis Corp.